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                                                                      EXHIBIT 32

  CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO 18 U.S.C. SECTION 1350


Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Pinnacle Airlines Corp. for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Phillip H. Trenary, the President and Chief Executive Officer, and Jesse B. Miller, Chief Financial Officer, hereby certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Signature                     Title                            Date


/s/  Philip H. Trenary        President and Chief Executive    October 28, 2004
-----------------------       Officer (Principal Executive
Philip H. Trenary             Officer)



/s/Jesse B. Miller            Chief Financial Officer          October 28, 2004
-----------------------
Jesse B. Miller